Exhibit 4.2

EXECUTION VERSION

First Supplemental Indenture

Dated as of June 23, 2020

Supplement to the Indenture

Dated as of June 23, 2020

PG&E CORPORATION

Company

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

and

JPMORGAN CHASE BANK, N.A.

Collateral Agent

5.000% Senior Secured Notes due 2028

5.250% Senior Secured Notes due 2030

TABLE OF CONTENTS

		PAGE
ARTICLE 1

DEFINITIONS

ARTICLE 2

ESTABLISHMENT OF THE NOTES

Section 2.01.	Establishment and Designation of the Securities	20
Section 2.02.	Form of the Securities	20
Section 2.03.	Minimum Denomination	21
Section 2.04.	Principal Amount of the Securities	21
Section 2.05.	Interest Rates; Stated Maturity of the Securities	21
Section 2.06.	No Sinking Fund	21
Section 2.07.	Paying Agent and Security Registrar	21
Section 2.08.	Global Securities; Appointment of Depositary for Global Securities	21

ARTICLE 3

REDEMPTION

Section 3.01.	Notice of Redemption	22
Section 3.02.	Calculation of Redemption Price	22
Section 3.03.	Optional Redemption of the 2028 Notes	22
Section 3.04.	Optional Redemption of the 2030 Notes	23
Section 3.05.	Special Redemption	24

ARTICLE 4

REPURCHASE OF NOTES UPON CHANGE OF CONTROL TRIGGERING EVENT		25

Section 4.01.	Repurchase of Notes Upon a Change of Control Triggering Event	25

ARTICLE 5

COVENANTS		28

Section 5.01.	Limitations on Liens	28
Section 5.02.	Restrictions on Sales and Leasebacks	29
Section 5.03.	Ownership of the Utility	29
Section 5.04.	Applicability of Covenants Contained in the Base Indenture	29

ARTICLE 6
SATISFACTION AND DISCHARGE		29

Section 6.01.	Satisfaction and Discharge of Securities	29

ARTICLE 7

DEFEASANCE

Section 7.01.	Additional Covenant Defeasance	30

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.	Without Consent of Holders	30
Section 8.02.	With Consent of Holders	31

ARTICLE 9

ESCROW MATTERS
Section 9.01.	Escrow Account	31
Section 9.02.	Special Redemption	31
Section 9.04.	Trustee Direction to Execute Escrow Agreement	31

ARTICLE 10

SECURITY AND COLLATERAL

Section 10.01.	Collateral Documents. From and after the Escrow Release Date, t	32
Section 10.02.	Release of Collateral	33
Section 10.03.	Suits to Protect the Collateral	34
Section 10.04.	Authorization of Receipt of Funds by the Trustee Under the Collateral Documents	34
Section 10.05.	Collateral Agent	34

ARTICLE 11

MISCELLANEOUS

Section 11.01.	Application of First Supplemental Indenture	40
Section 11.02.	Effective Date of First Supplemental Indenture	41
Section 11.03.	Counterparts	41
Section 11.04.	Governing Law	41
Section 11.05.	Electronic or Facsimile Communication	41
Section 11.06.	Notices	42
Section 11.07.	Waiver of Jury Trial	43

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of June 23, 2020 (this “First Supplemental Indenture”), by and between PG&E CORPORATION, a corporation duly organized and existing under the laws of the State of California (the “Company” or the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee under the Base Indenture (as hereinafter defined) (the “Trustee”), and JPMorgan Chase Bank, N.A., as the collateral agent (the “Collateral Agent”).

RECITALS OF THE COMPANY

A. The Company and the Trustee are parties to that certain Indenture, dated as of June 23, 2020 (the “Base Indenture”) providing for the issuance by the Company of an unlimited number of series of Securities (as defined in the Base Indenture) from time to time.

B. Under the Base Indenture, the Company is authorized to establish one or more series of Securities at any time in accordance with and subject to the provisions of the Base Indenture, and the terms of such series of Securities may be described by a supplemental indenture executed by the Company and the Trustee.

C. Pursuant to the terms of the Base Indenture and this Supplemental Indenture, the Company desires to provide for the establishment of the following two new series of its Securities to be known as its 5.000% Senior Secured Notes due 2028 (the “2028 Notes”) and its 5.250% Senior Secured Notes due 2030 (the “2030 Notes”; together with the 2028 Notes, the “Notes”), respectively, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture.

D. The execution and delivery of this First Supplemental Indenture has been authorized by a Board Resolution (as defined in the Base Indenture).

E. Concurrent with the execution hereof, the Company has caused its counsel to deliver to the Trustee an Opinion of Counsel (as defined in the Base Indenture) pursuant to Sections 102 and 1004 of the Base Indenture together with a Company Order pursuant to Section 302 of the Base Indenture.

F. The Company has done all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms.

NOW, THEREFORE, the Company and the Trustee agree, for the benefit of each other and for the equal and proportionate benefit of Holders of each series of the Securities with respect to all provisions herein applicable to such series of Securities, as follows:

ARTICLE 1

DEFINITIONS

Each capitalized term used but not defined in this First Supplemental Indenture shall have the meaning assigned to such term in the Base Indenture.

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.02. The following additional terms are hereby established for purposes of this First Supplemental Indenture and shall have the meanings set forth in this First Supplemental Indenture only for purposes of this First Supplemental Indenture:

“2028 Notes” has the meaning set forth in Section 2.01 hereto.

“2030 Notes” has the meaning set forth in Section 2.01 hereto.

“2028 Notes Applicable Premium” means, with respect to any 2028 Note on any Redemption Date, the excess, if any, of (i) the present value on such Redemption Date of (A) the Redemption Price of such 2028 Note on July 1, 2023 (such Redemption Price being that set forth in the table in Section 3.03(b)), plus (B) all required remaining scheduled interest payments due on such 2028 Note through July 1, 2023 (excluding accrued but unpaid interest, if any, to, but not including, the Redemption Date) computed using a discount rate equal to the applicable Treasury Rate as of such Redemption Date plus 50 basis points discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months), over (ii) the then outstanding principal amount of such 2028 Note.

“2030 Notes Applicable Premium” means, with respect to any 2030 Note on any Redemption Date, the excess, if any, of (i) the present value on such Redemption Date of (A) the Redemption Price of such 2030 Note on July 1, 2025 (such Redemption Price being that set forth in the table in Section 3.04(b)), plus (B) all required remaining scheduled interest payments due on such 2030 Note through July 1, 2025 (excluding accrued but unpaid interest, if any, to, but not including, the Redemption Date) computed using a discount rate equal to the applicable Treasury Rate as of such Redemption Date plus 50 basis points discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months), over (ii) the then outstanding principal amount of such 2030 Note.

“Additional Securities” means additional debt securities issued in the form of additional Securities of any series under the Indenture, including additional 2028 Notes or additional 2030 Notes, as the case may be.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the Sale and Leaseback Transaction, determined in accordance with GAAP.

“Base Indenture” has the meaning set forth in the Recitals hereto.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of California.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The term “Beneficially Own” has a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Change of Control Offer” has the meaning assigned thereto in Section 4.01.

“Change of Control Payment” has the meaning assigned thereto in Section 4.01.

“Change of Control Triggering Event” shall mean, with respect to a series of Securities, the occurrence of both (a) a Change of Control and (b) a Rating Event with respect to such series of Securities.

“Collateral” means the following items referred to in clauses (a) through (c) below, collectively:

(a) all shares of common stock of the Utility owned by the Company and any other shares of common stock of the Utility obtained in the future by the Company and the certificates or instruments representing such shares of common stock (the “Pledged Equity”);

(b) all payments of dividends, cash, options, warrants, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, the Pledged Equity, and all certificates or instruments representing, and rights and privileges of the Company with respect to, the securities and other property referred to in this clause (b) and clause (a) above; and

(c) all Proceeds (as such term is defined in the UCC) of any of the foregoing.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Indenture and the other Collateral Documents, together with its successors and permitted assigns (or if such Person is no longer the Collateral Agent, such agent or trustee as is designated as “Collateral Agent” under the First Priority Credit Documents).

“Collateral Documents” means, collectively, the Pledge Agreement and all other agreements, instruments and documents that are intended to create, perfect or evidence Liens to secure the Notes Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, notes, guarantees, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, financing statements and all other written matter whether heretofore, now or hereafter executed by the Company or any of its Subsidiaries and delivered to the Collateral Agent for its benefit and the benefit of the other Notes Secured Parties, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Collateral Document Order” means a written request of the Company signed by one of its Officers sent to the Collateral Agent.

“Confirmation Order” means, collectively, (i) the Funding Transactions Order and (ii) the confirmation order entered by the Bankruptcy Court confirming the Plan of Reorganization and approving the transactions contemplated thereby (provided that such order shall be substantially in the form filed by PG&E Corporation and the Utility with the Bankruptcy Court on June 14, 2020, except for any changes thereto that are not materially adverse to the Holders of the Notes).

“Consolidated Cash Flow” of the Company means, for any period, the Consolidated Net Income for such period plus, without duplication: (a) Consolidated Fixed Charges; (b) Consolidated Tax Expense; (c) Consolidated Non-cash Charges; (d) any expenses or charges (other than depreciation or amortization expense) of the Company or any of its Subsidiaries related to any Equity Offering or the incurrence, repayment or amendment of Indebtedness (in each case, regardless of whether consummated); (e) any costs or expenses incurred by the Company or any of its Subsidiaries pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement, to the extent any such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Capital Stock); (f) any net unrealized losses (after any offset) of the Company or any of its Subsidiaries resulting in such period from (i) obligations under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values and (ii) the application of FASB Accounting Standards Codification 815; provided that to the extent any such contract, agreement or arrangement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by the Company), the realized loss on such contract, agreement or arrangement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period;

(g) any net unrealized loss (after any offset) of the Company or any of its Subsidiaries resulting in such period from (i) currency translation or exchange losses including those (A) related to currency remeasurements of Indebtedness and (B) resulting from hedge agreements for currency exchange risk and (ii) changes in the fair value of Indebtedness resulting from changes in interest rates; (h) the amount of any minority interest expense (less the amount of any cash dividends that are paid on account of such minority interests during such period to the Company or its Subsidiaries); and (i) all extraordinary, unusual or non-recurring expenses, in each case of clauses (a) through (i), to the extent deducted in computing Consolidated Net Income for such period, of the Company and its Subsidiaries, determined in accordance with GAAP on a consolidated basis.

“Consolidated Fixed Charge Coverage Ratio” of the Company means, for any period, the ratio of (a) Consolidated Cash Flow for such period to (b) the Consolidated Fixed Charges for such period.

If the Company or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made, then the Consolidated Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of proceeds therefrom, as if the same had occurred at the beginning of the applicable period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging obligation applicable to such Indebtedness, but if the remaining term of such interest hedging obligation is less than twelve months, then such interest hedging obligation shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company or any of its Subsidiaries, the interest rate shall be calculated by applying such option rate chosen by the Company or any of its Subsidiaries. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company or any of its Subsidiaries may designate. The Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. The Consolidated Interest Expense attributable to the interest component of a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

Acquisitions that have been made by the Company or any of its Subsidiaries (including through mergers, consolidations or otherwise, and including any related financing transactions) subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made shall be given pro forma effect as if they had occurred on the first day of the applicable period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of a responsible financial or accounting officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto).

“Consolidated Fixed Charges” means, for any period, the sum of, without duplication: (a) Consolidated Interest Expense plus (b) all dividends or distributions, whether paid or accrued during such period and regardless of whether in cash, on any series of preferred stock of the Company or any of its Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Capital Stock) or dividends or distributions paid to the Company or any of its Subsidiaries, in each case, as determined in accordance with GAAP on a consolidated basis.

“Consolidated Interest Expense” means, for any period, the sum of, without duplication: (a) the aggregate of the interest expense of the Company and its Subsidiaries for such period, on a consolidated basis, whether paid or accrued (including, without limitation, (i) amortization of debt issuance costs and original issue discount and the amortization or write-off of deferred financing costs, including, in each case, fees, charges and related expenses, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) non-cash interest expense, (iv) the interest portion of any deferred payment obligation, (v) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period, (vi) imputed interest with respect to Attributable Debt, and (vii) commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), plus (b)(i) the interest component of the Finance Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period and (ii) all the capitalized interest of the Company and its Subsidiaries, in each case, as determined in accordance with GAAP on a consolidated basis.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication: (i) the after-tax effect of extraordinary gains or losses (less all fees and expenses relating thereto); (ii) the portion of such net income (or loss) allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been paid to the Company or one of its Subsidiaries by such Persons; (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (iv) the after-tax effect of gains or losses (less all fees and expenses relating thereto) from the early extinguishment or conversion of Indebtedness; (v) the after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to dispositions of assets other than in the ordinary course of business; and (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders. In addition, to the extent not already included in the Consolidated Net Income of the Company and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, but without duplication, such Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture (in each case, regardless of whether non-recurring).

“Consolidated Net Tangible Assets” of any Person means, as of any determination date, (a) the total amount of assets of such Person and its consolidated Subsidiaries, less (b) the sum of (i) current liabilities of such Person and its consolidated Subsidiaries and (ii) the amount of the assets of such Person and its consolidated Subsidiaries classified as intangible assets, in each case, determined on a consolidated basis in accordance with GAAP as of the last day of the most recently ended fiscal quarter prior for which internal financial statements are available immediately preceding such determination date.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), accretion expense and other non-cash charges of the Company and its Subsidiaries for such period, as determined in accordance with GAAP on a consolidated basis (excluding any non-cash charge that requires an accrual or reserve for cash charges for any future period).

“Consolidated Tax Expense” means, for any period, the provision for taxes based on income, profits or capital, including, without limitation, federal, state, franchise, local and foreign taxes (including any levy, impost, deduction, charge, rate, duty, compulsory loan or withholding that is levied or imposed by a governmental agency, and any related interest, penalty, charge, fee or other amount), of the Company and its Subsidiaries for such period, as determined in accordance with GAAP on a consolidated basis.

“CPUC” means the California Public Utilities Commission.

“Credit Facilities” means, with respect to the Company, one or more debt facilities, including the New HoldCo Credit Agreements, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the date 91 days after the final maturity date of the relevant series of Securities.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale of Equity Interests of the Company (other than Disqualified Capital Stock and other than to a Subsidiary of the Company) by the Company.

“Escrow Account” means a segregated account established in our name with the Escrow Agent, under the control of the Trustee pursuant to the terms of the Escrow Agreement, that includes only Permitted Investments, the proceeds thereof and interest earned thereon, free from all Liens other than the Lien in favor of the Trustee for its benefit and the benefit of the Holders of the Securities.

“Escrow Agent” means The Bank of New York Mellon Trust Company, N.A., as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement dated the Issue Date among the Company, the Trustee and the Escrow Agent, relating to the proceeds received by the Company from the offer and sale of the Securities.

“Escrow Collateral” has the meaning specified in the Escrow Agreement.

“Escrow Conditions” has the meaning specified in the Escrow Agreement.

“Escrow Release Date” means the date, if any, when all the Escrow Conditions have been satisfied and funds held in the Escrow Account are released to the Company.

“FERC” means the U.S. Federal Energy Regulatory Commission.

“Finance Lease Obligation” means any obligations of the Company and its Subsidiaries on a consolidated basis under any finance lease of real or personal property which, in accordance with GAAP, has been recorded as a finance lease obligation.

“First Priority Credit Documents” means the New HoldCo Credit Agreements, the Indenture and each of the other agreements, documents and instruments providing for or evidencing any other First Priority Credit Obligation under Credit Facilities and any other document or instrument executed or delivered at any time in connection with any First Priority Credit Obligation under the Credit Facilities (including any intercreditor or joinder agreement among holders of First Priority Credit Obligations but excluding documents governing Swap Agreements), to the extent such are effective at the relevant time, as each may be amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“First Priority Credit Obligations” means any Obligations of the Company under or in respect of the New HoldCo Credit Agreements (and the “Loan Documents” as defined therein), the Indenture and the other First Priority Credit Documents, in each case, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the New HoldCo Credit Agreements), including, for the avoidance of doubt, principal, premium (if any), interest, fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect of, in each case, to the extent secured by a Lien permitted to be incurred or deemed incurred to secure Indebtedness constituting Pari Passu Obligations pursuant to Section 5.01(a).

“Fitch” means Fitch Ratings, Inc. or any successor to the ratings business thereof.

“Funding Transactions Order” means the order of the Bankruptcy Court approving the Plan Financing Transactions entered on June 11, 2020 [Docket No. 7909].

“Future Pari Passu Indebtedness” means any Indebtedness of the Company incurred after the Issue Date that is secured by a Lien on the Collateral and ranks equally in right of payment and Lien priority to the Securities as permitted by the Indenture; provided that the trustee, agent or other authorized representative for the holders of such Indebtedness (other than in the case of Additional Securities issued pursuant to Section 2.01(b) hereof) shall execute a joinder to the Collateral Documents, unless already a party thereto.

“Future Pari Passu Indebtedness Secured Parties” means holders of any Future Pari Passu Obligations and any trustee, authorized representative or agent of such Future Pari Passu Obligations.

“Future Pari Passu Obligations” means Obligations in respect of Future Pari Passu Indebtedness.

“HoldCo Revolving Credit Agreement” means the revolving credit agreement to be entered into among the Company, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto from time to time pursuant to that certain RCF Commitment Letter dated as of May 26, 2020 among the Company and the commitment parties party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“HoldCo Revolving Credit Agreement Obligations” means Obligations of the Company under the HoldCo Revolving Credit Agreement and the Loan Documents (as defined in the HoldCo Revolving Credit Agreement), other than Obligations in respect of the Securities, the Indenture or the New HoldCo Term Loan Credit Agreement.

“Indenture” means the Base Indenture as amended and supplemented by this First Supplemental Indenture and as may be further supplemented from time to time.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or an equivalent Investment Grade rating from any replacement Ratings Agency appointed by us.

“Issue Date” means June 23, 2020.

“Lien” means, with respect to any property or assets, including Capital Stock, any mortgage, lien, pledge, security interest or other encumbrance; provided, however, that the term “Lien” does not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, restrictions on the use of property or defects in title.

“Mandatory Redemption Event” means the failure of the Escrow Release Date to occur on or before September 9, 2020.

“Material Credit Facility” means any Credit Facility pursuant to which the Company could be liable for Obligations to any Person in respect of Indebtedness having an aggregate principal amount in excess of $10.0 million (regardless of whether such Indebtedness has been incurred).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the ratings business thereof.

“New HoldCo Credit Agreements” means the HoldCo Revolving Credit Agreement and the New HoldCo Term Loan Credit Agreement.

“New HoldCo Credit Agreement Secured Parties” means the Collateral Agent, the Revolving Administrative Agent, the administrative agent under the New HoldCo Term Loan Credit Agreement, the lenders under the New HoldCo Credit Agreements and other “Secured Parties” as such term is defined in the New HoldCo Credit Agreements.

“New HoldCo Term Loan Credit Agreement” means the term loan credit agreement to be entered into among the Company, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and JPMorgan Chase Bank, N.A., as collateral agent, as the same may be amended, restated, supplemented or modified from time to time.

“New HoldCo Term Loan Credit Agreement Obligations” means Obligations of the Company under the New HoldCo Term Loan Credit Agreement and the other Loan Documents (as defined in the New HoldCo Term Loan Credit Agreement), other than Obligations in respect of the Securities, the Indenture or any Revolving Credit Facility.

“New Utility Credit Agreements” means the Utility Revolving Credit Agreement and the New Utility Term Loan Credit Agreement.

“New Utility Term Loan Credit Agreement” means the term loan credit agreement to be entered into among the Utility, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto from time to time pursuant to that certain Term Loan Facility Commitment Letter dated as of May 26, 2020 among the Utility and the commitment parties party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Notes Obligations” means all Obligations of the Company under the Securities, the Indenture and the Collateral Documents (other than Obligations in respect of the New HoldCo Term Loan Credit Agreement or any Revolving Credit Facility).

“Notes Secured Parties” means the Trustee, the Collateral Agent and Holders of the Securities.

“Obligations” means any principal, interest (including Post-Petition Interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, regardless of whether a claim for Post-Petition Interest is allowed or allowable in such proceedings), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Pari Passu Obligations” means (a) all Notes Obligations, (b) all other First Priority Credit Obligations and (c) all Future Pari Passu Obligations.

“Pari Passu Secured Parties” means (a) the Notes Secured Parties, (b) the New HoldCo Credit Agreement Secured Parties and (c) any Future Pari Passu Indebtedness Secured Parties.

“Permitted Investments” means (a) cash and (b) U.S. Government Securities maturing no later than the Special Redemption Date.

“Permitted Liens” means:

(i)

Liens in existence on the date of original issue of the Securities (other than any Liens securing the New HoldCo Credit Agreements, the New Utility Credit Agreements or the Utility First Mortgage Bonds), including any Liens on the Escrow Account and amounts on deposit therein;

(ii)

Liens for taxes not yet due or payable or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company or the relevant Significant Subsidiary, as the case may be, in conformity with GAAP;

(iii)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(iv)

pledges or deposits in connection with workers’ compensation, employee benefits (including employee benefit plans covered by the Employee Retirement Income Security Act of 1974, as amended from time to time), unemployment insurance and other social security legislation or in connection with compliance with any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as may now or at any time hereafter be in effect;

(v)

deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory and regulatory obligations, governmental contracts, agreements with utilities, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business or (ii) letters of credit, bank guaranties or similar instruments to support any of the foregoing items;

(vi)

easements, rights-of-way, conservation easements, restrictions, minor defects or irregularities in title and other similar encumbrances imposed by law or incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company and its Significant Subsidiaries, taken as a whole;

(vii)	precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable requirements of law;

(viii)

leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Company and its Significant Subsidiaries, in each case, in the ordinary course of business and that do not secure any Indebtedness;

(ix)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(x)	any interest or title of a lessor under any lease entered into by the Company or any Significant Subsidiary thereof in the ordinary course of business and covering only the assets so leased;

(xi)

(i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default hereunder and (ii) any pledge and/or deposit securing any settlement of litigation;

(xii)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company on deposit with such bank;

(xiii)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by the Indenture;

(xiv)	Liens solely on any cash earnest money deposits in connection with any letter of intent or purchase agreement;

(xv)

Liens securing Indebtedness with respect to Capital Lease Obligations and purchase money Indebtedness; provided that the aggregate outstanding principal amount of Indebtedness with respect to Capital Lease Obligations shall not exceed, at any one time outstanding, the greater of (i) $20 million and (ii) 0.025% of Consolidated Net Tangible Assets of the Company; provided further that (i) such Liens shall be created substantially simultaneously with the incurrence of such Indebtedness or within 180 days after completion of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement (as applicable) of the property subject to such Liens and (ii) such Liens attach at all times only to the property so financed except (A) for accessions to the property and the proceeds thereof and (B) that individual financings of property provided by one lender may be cross-collateralized to other financings of property provided by such lender;

(xvi)

rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Company and its Significant Subsidiaries in the ordinary course of business;

(xvii)

Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations or pay all or part of the expenses of development of such property only out of such production or proceeds incurred in the ordinary course of business;

(xviii)

Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, cycling agreements, construction agreements, shared facilities agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of the Company and its Significant Subsidiaries; provided that such agreements are entered into in the ordinary course of business;

(xviv)	Liens on the assets or properties of any Regulated Utility or any of its Subsidiaries securing Indebtedness or other obligations of such Regulated Utility or any of its Subsidiaries;

(xx)

Liens on the assets or properties of any Regulated Utility or any of its Subsidiaries securing obligations of such Regulated Utility or any of its Subsidiaries under any cash management agreement or Indebtedness of such Regulated Utility or any of its Subsidiaries under any Swap Agreement; and

(xxi)

other Liens securing Indebtedness or other obligations in an aggregate outstanding amount not to exceed, at any one time outstanding, the greater of (i) $60 million and (ii) 0.076% of Consolidated Net Tangible Assets of the Company.

“Permitted Refinancing Debt” means any Indebtedness of the Company that renews, extends, substitutes, refinances or replaces (each, for purposes of this definition, a “refinancing”) of any Indebtedness of the Company, including any successive refinancings, so long as:

(i)

such new Indebtedness is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;

(ii)	the Weighted Average Life to Maturity of such new Indebtedness is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced;

(iii)	the stated maturity of such new Indebtedness is no earlier than the stated maturity of the Indebtedness being refinanced;

(iv)

if the Indebtedness being refinanced is contractually subordinated in right of payment to the Securities, such new Indebtedness is contractually subordinated in right of payment to the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being refinanced at the time of the refinancing; and

(v)

if the Indebtedness being refinanced is secured by a Lien on any collateral, such new Indebtedness may be unsecured or secured by a Lien on the same collateral that ranks pari passu or junior to the Lien securing the Indebtedness being refinanced.

“Plan Financing Transactions” means, as a condition to emergence and pursuant to the Plan of Reorganization, one or more equity financing transactions through which the Company expects to raise an aggregate of $9.0 billion of gross proceeds in cash, and the one or more other debt financing transactions, including the entry into one or more credit facilities and/or term loans through which the Company and the Utility raised an aggregate of $16.675 billion of gross proceeds in cash.

“Plan of Reorganization” means the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated December 12, 2019 (as amended on January 31, 2020, March 9, 2020, March 16, 2020, May 22, 2020 and as may be further amended, modified or supplemented from time to time) in the form confirmed by the Bankruptcy Court pursuant to the Confirmation Order (provided that such plan shall be in the form filed by PG&E Corporation and the Utility with the Bankruptcy Court on June 14, 2020, except for any changes thereto that are not materially adverse to the Holders of the Securities).

“Pledge Agreement” means the Pledge Agreement entered into among the Company, the administrative agents under each of the New HoldCo Credit Agreements, the Trustee and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Collateral” has the meaning given to such term in the Pledge Agreement.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, regardless of whether allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Prospectus Supplement” means the Prospectus Supplement, dated June 15, 2020, as supplemented by the free writing prospectus filed by the Company with the Commission on June 18, 2020, related to the issuance and sale of the Securities.

“Qualified Securitization Bond Issuer” means a Subsidiary of the Utility formed and operating solely for the purpose of (a) purchasing and owning property created under a “financing order” (as such term is defined in the California Public Utilities Code) or similar order issued by the CPUC, (b) issuing such securities pursuant to such order, (c) pledging its interests in such property to secure such securities and (d) engaging in activities ancillary to those described in clauses (a), (b) and (c).

“Rating Agency” means, with respect to a series of Securities, (a) each of Moody’s, S&P and Fitch and (b) if Moody’s, S&P or Fitch ceases to rate the Securities of such series or fails to make a rating of the Securities of such series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be, with respect to such series of Securities.

“Rating Event” means, with respect to a series of Securities, the occurrence of both (a) the rating on such series of Securities is lowered (including gradations within rating categories as well as between rating categories) by at least two of the three Rating Agencies and (b) such series of Securities are rated below an Investment Grade rating by at least two of the three Rating Agencies on any day within the Trigger Period for such Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating with respect to such series of Securities will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event with respect to such series of Securities for purposes of the definition of Change of Control Triggering Event) if (1) during the Trigger Period, the relevant rating is subsequently upgraded to its level at the beginning of the Trigger Period (or better) or (2) each Rating Agency making the reduction in rating to which this definition would otherwise apply does not publicly announce or publicly confirm, or inform the Trustee in writing at our request, that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (regardless of whether the applicable Change of Control has occurred at the time of the Rating Event).

“Redemption Price” means the price at which each series of Securities may be redeemed pursuant to Error! Reference source not found. or Section 3.03 hereof.

“Redemption Trigger Date” means September 9, 2020.

“Regulated Utility” means any public utility company that is regulated by a state utility commission or the FERC that is a Subsidiary of the Company, including the Utility.

“Related Person” has the meaning assigned thereto in Section 10.05(b).

“Repurchase Date” has the meaning assigned thereto in Section 4.01(a).

“Revolving Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the HoldCo Revolving Credit Agreement, together with its successors in such capacity.

“Revolving Credit Facilities” means any Credit Facility that provides for revolving credit loans or letters of credit, including without limitation the Credit Facility governed by the HoldCo Revolving Credit Agreement.

“S&P” means S&P Global Inc., or any successor to the rating business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or any of its Subsidiaries of any property, whether owned by the Company or any of its Subsidiaries at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is a “Significant Subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the Issue Date; provided that notwithstanding the foregoing, no special purpose finance subsidiary, nor A/R Securitization Subsidiary, nor any Qualified Securitization Bond Issuer (or Subsidiaries of any Qualified Securitization Bond Issuer or any A/R Securitization Subsidiary) shall constitute a Significant Subsidiary. Unless otherwise qualified, all references herein to a “Significant Subsidiary” or to “Significant Subsidiaries” shall refer to a “Significant Subsidiary” or “Significant Subsidiaries” (as applicable) of the Company. For the avoidance of doubt, the Utility and each Guarantor will at all times be deemed to be Significant Subsidiaries of the Company.

“Special Redemption” has the meaning assigned thereto in Section 3.05(c) hereof.

“Special Redemption Date” means the earlier of (a) September 14, 2020 or (b) any other Business Day selected by the Company and set forth in the notice of redemption, with respect to a Special Mandatory Redemption, given to Holders of Securities in accordance with the redemption notice provision of the Indenture.

“Special Redemption Price” means, with respect to each series of Securities, an amount of cash equal to 101% of the principal amount of the Securities of such series to be redeemed on the Special Redemption Date plus accrued and unpaid interest thereon, if any, to the Special Redemption Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

“Superior Revolving Credit Agreement Obligations” means the HoldCo Revolving Credit Agreement Obligations (other than obligations to pay fees, expenses and indemnities owing to the Collateral Agent, the Revolving Administrative Agent, the administrative agent under the New HoldCo Term Loan Credit Agreement, the Trustee and any trustee, agent or authorized representative for holders of Future Pari Passu Indebtedness) that would be satisfied prior to and in priority over any First Priority Credit Obligations, out of the proceeds of any collection, sale or realization of Pledged Collateral as a result of an enforcement of remedies under any of the Collateral Documents or any other express written agreement of the Company and the Collateral Agent.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that (a) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries shall be a “Swap Agreement” and (b) no stock purchase contract issued by the Company shall be a “Swap Agreement.”

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the Redemption Date

(or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to (i) in the case of the 2028 Notes July 1, 2023, and (ii) in the case of the 2030 Notes, July 1, 2025; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided, further, that if the period from the Redemption Date (i) in the case of the 2028 Notes, July 1, 2023, and (ii) in the case of the 2030 Notes, July 1, 2025, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date, file with the Trustee a statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trigger Period” means, with respect to any Change of Control, the period commencing on the earlier of (i) the occurrence of such Change of Control and (ii) the first public announcement of the occurrence of such Change of Control or the Company’s or any Person’s intention to effect such Change of Control, and ending 60 days following the consummation of such Change of Control (which period will be extended so long as the rating of such series of Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Utility” means Pacific Gas and Electric Company, a California corporation and a Subsidiary of the Company.

“Utility First Mortgage Bonds” means the one or more series of fixed or floating rate first mortgage bonds to be issued by the Utility, on or prior to the effective date of the Plan of Reorganization, pursuant to and in accordance with the Plan of Reorganization.

“Utility Revolving Credit Agreement” means the revolving credit agreement to be entered into among the Utility, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-administrative agents and the lenders party thereto pursuant to that certain RCF Commitment Letter dated as of May 26, 2020 among the Utility and the commitment parties party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Utility Senior Notes” means (i) each series of senior unsecured notes issued by the Utility and outstanding as of the Issue Date that are reinstated upon effectiveness of the Plan of Reorganization pursuant to the terms thereof, and (ii) each series of newly issued senior notes issued by the Utility upon effectiveness of the Plan of Reorganization pursuant to the terms thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

ARTICLE 2

ESTABLISHMENT OF THE NOTES

Section 2.01. Establishment and Designation of the Securities.

(a) Pursuant to the terms hereof and Section 301 of the Base Indenture, the Company hereby establishes the following series of Securities designated as the “5.250% Senior Secured Notes due 2028” (the “2028 Notes”) and the “5.000% Senior Secured Notes due 2030” (the “2030 Notes”), respectively.

(b) Pursuant to the terms hereof and Section 301 of the Base Indenture, and subject to Section 5.01 hereof, the Company may, without consent of the Holders of Securities, issue Additional Securities that have the same terms in all respects to the applicable series of Securities (except for the date of issuance, the issue price, and, in some cases, the initial interest accrual date and the first Interest Payment Date); provided that if any such Additional Securities subsequently issued are not fungible with any Securities of such series previously issued for U.S. federal income tax purposes, such Additional Securities will have a separate CUSIP number. Any Additional Securities will be secured by the Collateral, equally and ratably, with any Securities, subject to the terms and conditions of this Supplemental Indenture.

Section 2.02. Form of the Securities.

The Notes of each series shall be issued in the form of one or more Global Securities in substantially the form set forth (i) in the case of the 2028 Notes, in Exhibit A hereto and (ii) in the case of the 2030 Notes, in Exhibit B hereto.

Section 2.03. Minimum Denomination.

The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.04. Principal Amount of the Securities.

The 2028 Notes shall be issued in an initial aggregate principal amount of $1,000,000,000.

The 2030 Notes shall be issued in an initial aggregate principal amount of $1,000,000,000.

Section 2.05. Interest Rates; Stated Maturity of the Securities.

The 2028 Notes shall bear interest at the rate of 5.250% per annum and shall have a Stated Maturity of July 1, 2028.

The 2030 Notes shall bear interest at the rate of 5.000% per annum and shall have a Stated Maturity of July 1, 2030.

Section 2.06. No Sinking Fund.

No sinking fund is provided for the Securities.

Section 2.07. Paying Agent and Security Registrar.

The Trustee is hereby appointed as initial Paying Agent and initial Security Registrar for the Securities. The Notes shall be payable at the Corporate Trust Office of the Trustee.

Section 2.08. Global Securities; Appointment of Depositary for Global Securities.

The Notes shall be issued in the form of one or more permanent Global Securities as provided in Section 203 of the Base Indenture and deposited with, or on behalf of, the Depositary, or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee.

The Notes shall initially be registered in the name of Cede & Co., as the nominee of The Depository Trust Company.

None of the Company, the Trustee, any Paying Agent or any Security Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Securities or any transactions between the Depositary and beneficial owners.

ARTICLE 3

REDEMPTION

Section 3.01. Notice of Redemption.

(a) Notice of any redemption pursuant to Section 3.03 or Section 3.04 shall be given to Holders of the Securities being redeemed in the manner set forth in Section 106 of the Base Indenture and in the form set forth in Section 1204 of the Base Indenture.

Section 3.02. Calculation of Redemption Price.

(a) The Company shall calculate the Redemption Price for any redemption of the Securities pursuant to Error! Reference source not found. or Section 3.03, as applicable, and notify the Trustee of such Redemption Price before it sends the amount of the Redemption Price to the Trustee or any Paying Agent.

Section 3.03. Optional Redemption of the 2028 Notes.

(a) Except as set forth in this Section 3.03, the Company is not entitled to redeem the 2028 Notes at its option prior to July 1, 2023.

(b) On or after July 1, 2023, the Company may redeem all or a part of the 2028 Notes, on any one or more occasions, upon notice as described in Section 3.01 at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the rights of Holders of the 2028 Notes on the relevant record date to receive interest on the relevant Interest Payment Date falling prior to or on the Redemption Date), if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year	Price
2023	102.500%
2024	101.667%
2025	100.833%
2026 and thereafter	100.000%

(c) At any time after satisfaction of the Escrow Conditions and prior to July 1, 2023, the Company may redeem all or a part of the 2028 Notes, on any one or more occasions, upon notice as described under Section 3.01 at a Redemption Price equal to 100% of the principal amount of the 2028 Notes redeemed, plus the 2028 Notes Applicable Premium as of the Redemption Date, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the rights of Holders of the 2028 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date). Calculation of the 2028 Notes Applicable Premium is the Company’s responsibility, and the Trustee shall have no duty to calculate or verify the calculation of the 2028 Notes Applicable Premium.

(d) In addition, at any time after satisfaction of the Escrow Conditions and prior to July 1, 2023, the Company may, on any one or more occasions, use the net cash proceeds from one or more Equity Offerings to redeem, in the aggregate for all such redemptions, up to 40% of the aggregate principal amount of the 2028 Notes issued under the Indenture (including the aggregate principal amount of any additional 2028 Notes issued hereunder), upon notice as described in Section 3.01, at a Redemption Price equal to 105.00% of the principal amount of the 2028 Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the rights of Holders of the 2028 Notes on the relevant record date to receive interest on the relevant Interest Payment Date falling prior to or on the Redemption Date), provided that:

(i) at least 60% of the aggregate principal amount of the 2028 Notes issued under the Indenture on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 180 days of the date of, and may be conditioned upon, the closing of such Equity Offering.

Section 3.04. Optional Redemption of the 2030 Notes.

(a) Except as set forth in this Section 3.04, the Company is not entitled to redeem the 2030 Notes at our option prior to July 1, 2025.

(b) On or after July 1, 2025, upon notice as described under Section 3.01, the Company may redeem all or a part of the 2030 Notes, on any one or more occasions, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the rights of Holders of the 2030 Notes on the relevant record date to receive interest on the relevant Interest Payment Date falling prior to or on the Redemption Date), if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year	Price
2025	102.625%
2026	101.750%
2027	100.875%
2028 and thereafter	100.000%

(c) At any time after satisfaction of the Escrow Conditions and prior to July 1, 2025, the Company may redeem all or a part of the 2030 Notes, on any one or more occasions, upon notice as described under Section 3.01, at a Redemption Price equal to 100% of the principal amount of the 2030 Notes redeemed, plus the 2030 Notes Applicable Premium as of the Redemption Date, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the rights of Holders of the 2030 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date). Calculation of the 2030 Notes Applicable Premium is the Company’s responsibility, and the Trustee shall have no duty to calculate or verify the calculation of the 2030 Notes Applicable Premium.

(d) In addition, at any time after satisfaction of the Escrow Conditions and prior to July 1, 2023, the Company may, on any one or more occasions, use the net cash proceeds from one or more Equity Offerings to redeem, in the aggregate for all such redemptions, up to 40% of the aggregate principal amount of the 2030 Notes issued under the Indenture (including the aggregate principal amount of any additional 2030 Notes issued hereunder), upon notice as described in Section 3.01, at a Redemption Price equal to 105.25% of the principal amount of the 2030 Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the rights of Holders of the 2030 Notes on the relevant record date to receive interest on the relevant Interest Payment Date falling prior to or on the Redemption Date), provided that:

(i) at least 60% of the aggregate principal amount of the 2030 Notes issued under the Indenture on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 180 days of the date of, and may be conditioned upon, the closing of such Equity Offering.

Section 3.05. Special Redemption.

(a) In the event that the Company provides an Escrow Redemption Notice (as defined in the Escrow Agreement) pursuant to Section 6(c)(i) of the Escrow Agreement on or prior to 12:00 p.m. (Pacific Time) on the Redemption Trigger Date to the Escrow Agent, the Company shall, on such date, send a notice to the Trustee and to each Holder of Securities, substantially in the form attached as Exhibit C hereto, and shall be required to redeem the Securities on the Special Redemption Date specified in such notice of redemption at the Special Redemption Price. The Special Redemption Date shall be at least three and not more than 30 days after the date of such notice (and in any event shall not be later than September 14, 2020).

(b) If the Company has not notified the Trustee that the Escrow Conditions have been satisfied or issued an Escrow Redemption Notice prior to 12:00 p.m. (Pacific Time) on the Redemption Trigger Date, the Trustee shall, on such date, send to each Holder of Securities, substantially in the form attached as Exhibit C hereto, specifying the Special Redemption Date and the Special Redemption Price. The Trustee shall, on the Redemption Trigger Date, deliver an Escrow Redemption Notice pursuant to Section 6(c)(ii) of the Escrow Agreement. The Trustee will be paid by the Escrow Agent all amounts from the Escrow Account necessary to pay the Special Redemption Price on such Special Redemption Date, and to the extent of funds withdrawn from the Escrow Account, shall redeem the Securities on such date at the Special Redemption Price.

(c) Any redemption made pursuant to this Section 3.05 (a “Special Redemption”) shall be made pursuant to the procedures set forth in the Indenture and the Escrow Agreement. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Securities, except pursuant to Section 3.05(a) or (b) hereof.

ARTICLE 4

REPURCHASE OF NOTES UPON CHANGE OF CONTROL TRIGGERING EVENT

Section 4.01. Repurchase of Notes Upon a Change of Control Triggering Event.

(a) Upon a Change of Control Triggering Event with respect to a series of Securities, unless the Company has exercised its right to redeem all of the Securities of such series in accordance with Error! Reference source not found. or Section 3.03, as applicable, or will concurrently exercise its right to so redeem the Securities of such series in accordance with Sections 3.03 or 3.04, as applicable, or to defease the Securities of such series or satisfy and discharge the Indenture with respect to such series of Securities in accordance with Article 6 or Article 7 hereof and Article Four or Article Five of the Base Indenture, each Holder of Securities of such series will have the right to require that the Company repurchase all or any part of that Holder’s Notes of such series pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Article 4. In the Change of Control Offer, the Company will offer a repurchase price payment in cash (the “Change of Control Payment”) in an amount equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Securities repurchased to, but not including, the date of repurchase (the “Repurchase Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the Repurchase Date.

(b) Within 30 days following any Change of Control Triggering Event with respect to a series of Securities, the Company shall send a notice constituting the Change of Control Offer to each Holder of such series of Securities, with a copy to the Trustee stating:

(i) that a Change of Control Triggering Event has occurred and that each such Holder has the right to require the Company to repurchase all or a portion (equal to $1,000 or an integral multiple of $1,000) of such Holder’s Securities of such series on the terms set forth in the Indenture,

(ii) the Repurchase Date, which (other than as may be required by applicable law), shall be no earlier than 10 days nor later than 60 days from the date such notice is sent,

(iii) the nature of the transaction or transactions constituting the Change of Control Triggering Event,

(iv) if sent prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on a Change of Control Triggering Event occurring on or prior to the Repurchase Date or such other conditions specified therein and shall describe each such condition,

(v) if applicable, that, in the Company’s discretion, the Repurchase Date may be delayed until such time as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Company believes, in its good faith judgment, that any or all such conditions (including such Change of Control Triggering Event) will not be satisfied by the Repurchase Date, or the Repurchase Date as so delayed,

(vi) that any Notes not tendered shall continue to accrue interest,

(vii) that any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Repurchase Date, unless the Company defaults in depositing the Change of Control Payment,

(viii) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Repurchase Date,

(ix) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his or her election to have such Notes purchased, and

(x) that Holders that elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Securities surrendered.

(c) Promptly following the expiration of the Change of Control Offer, the Company shall, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer.

(d) Promptly following such acceptance, the Company shall, on the Repurchase Date (i) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of such Notes properly tendered; and (ii) deliver or cause to be delivered to the Trustee the Securities of such series properly accepted together with an Officer’s Certificate identifying the aggregate principal amount of Notes of such series or portions thereof being purchased by the Company pursuant to the Change of Control Offer.

(e) The Paying Agent shall promptly send or wire transfer to each Holder of Securities properly tendered the Change of Control Payment for such Notes (or, if all the Securities of a particular series are Global Securities, make such payment through the facilities of the Depositary), and the Trustee will promptly authenticate and send (or cause to be transferred by book entry) to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of the Securities of the same series surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the applicable Repurchase Date, unless the Company defaults in making the Change of Control Payment with respect to such Note.

(f) The Company shall announce to the Holders of the Securities the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

(g) The Company shall not be required to make a Change of Control Offer with respect to the Securities of a series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company, and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer. Securities repurchased by the Company pursuant to a Change of Control Offer will have the status of Securities issued but not Outstanding or will be retired and cancelled, at the Company’s option.

(h) Notwithstanding any other provision of Article 3 or this Article 4, in the event that Holders of Notes of a series validly tender and do not validly withdraw not less than 90% in aggregate principal amount of the outstanding Notes of such series in a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company in accordance with Section 4.01(g)) purchase all of such Notes so tendered and not withdrawn, the Company shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all of the Securities of such series that remain outstanding following such purchase at a Redemption Price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on such Notes, to the Redemption Date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

(i) The Company shall comply with all applicable tender offer rules, including without limitation Rule 14e-1 under the Exchange Act, in connection with a Change of Control Offer and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the offer to purchase the Securities of a series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with Change of Control Offer provisions of the Securities of a series, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of any Securities by virtue of any such compliance.

ARTICLE 5

COVENANTS

Section 5.01. Limitations on Liens.

(a) The Company shall not incur, issue, assume or guarantee any Indebtedness secured by a Lien upon any of the Collateral, other than:

(i) Liens securing Pari Passu Obligations incurred by the Company pursuant to Revolving Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that (a) the aggregate principal amount of such Pari Passu Obligations does not at any one time outstanding exceed the greater of (i) $1.0 billion and (ii) 1.3% of Consolidated Net Tangible Assets of the Company and (b) any such Pari Passu Obligations that are Superior Revolving Credit Agreement Obligations do not exceed $650 million;

(ii) Liens securing Pari Passu Obligations incurred by the Company pursuant to (a) the Securities issued on the Issue Date (excluding any Additional Securities), (b) the New HoldCo Term Loan Credit Agreement in respect of any Indebtedness outstanding thereunder on the Escrow Release Date and (c) any Permitted Refinancing Debt incurred in exchange for or the net proceeds of which are used to refund, replace or refinance Indebtedness described in clauses (a), (b) or (c) of this clause (ii); and

(iii) Liens securing Future Pari Passu Obligations incurred by the Company, so long as after giving effect to such incurrence the Consolidated Fixed Charge Coverage Ratio of the Company for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Liens are incurred would have been at least 2.00 to 1.00.

All Indebtedness outstanding under the HoldCo Revolving Credit Agreement on the Escrow Release Date will be treated as incurred on the Escrow Release Date under clause (a)(i) above, and all Indebtedness outstanding under the New HoldCo Term Loan Credit Agreement on the Escrow Release Date will be treated as incurred on the Escrow Release Date under clause (a)(ii) above.

(b) The Company shall not, and shall not permit any of its Significant Subsidiaries to, incur, issue, assume or guarantee any Indebtedness secured by a Lien upon any property or assets (other than the Collateral) of the Company or such Significant Subsidiary, except for Permitted Liens, without effectively providing that the outstanding Notes (together with, if the Company so determines, any other Indebtedness or obligation then existing or thereafter created ranking equally with the Securities) will be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness is so secured.

Section 5.02. Restrictions on Sales and Leasebacks.

The Company shall not, and shall not permit any of its Significant Subsidiaries to, enter into any Sale and Leaseback Transaction involving any of the property or assets of the Company or such Significant Subsidiary used or useful in the Company’s or such Significant Subsidiary’s business, whether now owned or hereafter acquired, and having a fair market value in excess of 2.5% of Consolidated Net Tangible Assets of the Company as determined in good faith by a responsible financial or accounting officer of the Company, unless:

(a) the Company or such Significant Subsidiary, as the case may be, could incur a Lien on such property or assets pursuant to Section 5.01(b) in an amount at least equal to the Attributable Debt with respect to the Sale and Leaseback Transaction without equally and ratably securing the Securities; or

(b) the Company, within 180 days after the sale or transfer by the Company or such Significant Subsidiary, applies to the retirement of the Company’s funded debt (defined as indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount thereof) an amount equal to the greater of (a) the net proceeds of the sale of the property or assets sold and leased pursuant to such arrangement, or (b) the fair market value of the property or assets so sold and leased (subject to credits for certain voluntary retirements of funded debt) as determined in good faith by the Company’s board of directors.

Section 5.03. Ownership of the Utility.

So long as any Notes of any series are issued and outstanding, the Company shall own all the issued and outstanding common stock of the Utility either directly or indirectly through one or more Subsidiaries of the Company.

Section 5.04. Applicability of Covenants Contained in the Base Indenture. Each of the agreements and covenants of the Company contained in Article Ten of the Base Indenture shall apply to the Securities.

ARTICLE 6

SATISFACTION AND DISCHARGE

Section 6.01. Satisfaction and Discharge of Securities.

Section 401 of the Base Indenture is hereby amended to add the following language at the end of clause (1)(ii):

“provided that with respect to each series of Securities if such redemption is made as provided in the third paragraph pertaining to optional redemption of Notes of such series under the caption “—Optional Redemption,” (x) the amount of cash in U.S. dollars, U.S. Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date (any such amount, the “Applicable Premium Deficit”) (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided, further, that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any satisfaction and discharge of the Indenture. Any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;”

ARTICLE 7

DEFEASANCE

Section 7.01. Additional Covenant Defeasance.

In addition to the “obligations” referred to in Section 503 of the Base Indenture, “Covenant Defeasance”, as defined in such Section, will also apply to the release of the obligations of the Company and the Guarantors set forth in Article 4 hereof, Section 5.01 through Section 5.04 hereof, inclusive and Article 10 hereof.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders.

Without notice to or the consent of any Holders of Securities, the Company, the Trustee, and, if applicable, the Collateral Agent, at any time and from time to time, may modify, amend or supplement the Indenture, the Securities, any Subsidiary Guarantee, or the Collateral Documents for the Securities of any series, in each case as provided in Article Ten of the Base Indenture; provided that, in addition to the provisions of Section 1001 of the Base Indenture, the Company and the Trustee may enter into one or more indentures supplemental hereto to conform the text of the Indenture, the Securities, the Collateral Documents to any provision of the “Description of the Notes” section of the Prospectus Supplement, to the extent that such provision is intended to be a verbatim recitation of a provision of the Indenture, the Securities, the Collateral Documents, which intent shall be established pursuant to an Officer’s Certificate to that effect.

Section 8.02. With Consent of Holders.

Section 1002 of the Base Indenture is hereby amended to

(1) add the following language to the end of clauses (1) and (2):

“provided, however, that any purchase or repurchase of Securities, including pursuant to Article 4 of this First Supplemental Indenture, shall not be deemed a redemption of Notes;”

(2) add the following language to the end of clause (3):

“provided, however, that any purchase price to be paid upon the purchase or repurchase of Securities, including pursuant to Article 4 of this First Supplemental Indenture, shall not be deemed principal, premium or interest;”

ARTICLE 9

ESCROW MATTERS

Section 9.01. Escrow Account. Notwithstanding anything in the Indenture, on the Issue Date, simultaneously with the issuance of the Securities, the Company shall, pursuant to the terms of the Escrow Agreement, deposit (or cause to be deposited) into the Escrow Account the net proceeds of the offering of the Securities, together with additional cash, in an aggregate amount sufficient to redeem the Securities at the Special Redemption Price on September 14, 2020. Funds held in the Escrow Account shall, pending release to fund the special mandatory redemption as set forth in Section 3.05 hereof or as a result of the satisfaction of the Escrow Conditions as set forth in Section 9.03 hereof, be invested in Permitted Investments, in accordance with the terms of the Escrow Agreement.

Section 9.02. Special Redemption. If a special mandatory redemption of the Securities is to occur pursuant to Section 9.02 hereof, upon receipt of an Escrow Redemption Notice in accordance with the terms of the Escrow Agreement, the Escrow Agent shall promptly liquidate all Escrow Collateral then held by it and release and deliver the proceeds of such liquidated Escrow Collateral in accordance with the terms of the Escrow Agreement.

Section 9.03. Release of Escrowed Property. Upon the satisfaction of the Escrow Conditions, the Company may direct the Escrow Agent to, and the Escrow Agent shall liquidate all Escrow Collateral then held by it and release and deliver the proceeds of such liquidated Escrow Collateral subject to the conditions set forth in, and otherwise in accordance with, the terms of the Escrow Agreement.

Section 9.04. Trustee Direction to Execute Escrow Agreement. The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement.

ARTICLE 10

SECURITY AND COLLATERAL

Section 10.01. Collateral Documents. From and after the Escrow Release Date, the due and punctual payment of the principal of, premium and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Securities and performance of all other Notes Obligations, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure the Notes Obligations. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent’s security interest in the Collateral is for the benefit of the Notes Secured Parties and pursuant to the terms of the Collateral Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and irrevocably authorizes and directs the Collateral Agent (i) to enter into the Collateral Documents, (ii) to execute each document in connection with any Collateral Document expressed to be executed by Collateral Agent on its behalf (including any intercreditor agreement or joinder to any Collateral Document in connection with Indebtedness or other obligations not prohibited by the Indenture (including Future Pari Passu Obligations)) and (iii) perform the duties and exercise the rights, powers, and discretions that are specifically given to it under the Collateral Documents or other documents to which the Collateral Agent is a party, together with any other incidental rights, power and discretions. The Company shall deliver to the Collateral Agent and the Trustee copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Collateral Agent for the benefit of the Notes Secured Parties the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause the Subsidiaries of the Company to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) required to cause the Collateral Documents to create and maintain, as security for the Notes Obligations in favor of the Collateral Agent for the benefit of the Holders and the Trustee, a valid and enforceable perfected Lien and security interest in and on all of the Collateral, subject to no Liens other than permitted pursuant to Section 5.01(a). Neither the Trustee nor the Collateral Agent shall have any responsibility or liability in connection with such actions and filings.

Section 10.02. Release of Collateral.

(a) Subject to clauses (b) and (c) below, the first priority Liens on the Collateral will be automatically released with respect to the Securities and the Subsidiary Guarantees, and the Trustee and/or the Collateral Agent (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release (each in form and substance satisfactory to the Trustee and the Collateral Agent), at the Company’s sole cost and expense, under one or more of the following circumstances:

(i) in whole upon:

(A) payment in full of the principal of, together with accrued and unpaid interest on, and all other Obligations on the Securities; or

(B) a legal defeasance or covenant defeasance of the Indenture or the satisfaction and discharge of the Indenture, in each case, as set forth under Article Four and Article Five of the Base Indenture and Article 6 and 7 hereof;

(ii) in whole or in part as provided in Article Ten of the Base Indenture and Article 9 hereof.

(b) With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under the Indenture and the Collateral Documents, if any, to such release have been complied with and that it is proper for the Trustee or Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any instruments of termination, satisfaction or release prepared by the Company (each in form and substance satisfactory to the Trustee and the Collateral Agent), or the Collateral Agent, as applicable, shall execute, deliver or acknowledge (at the Company’s sole expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to the Indenture or the Collateral Documents. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

(c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Indenture or the Collateral Documents shall be effective as against the Holders, except as otherwise provided in the Collateral Documents.

Section 10.03. Suits to Protect the Collateral.

(a) Subject to the provisions of Article Seven of the Base Indenture and the Collateral Documents, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(i) enforce any of the terms of the Collateral Documents; and

(ii) collect and receive any and all amounts payable in respect of the Notes Obligations.

(b) Subject to the provisions of the Collateral Documents, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or the Indenture, and such suits and proceedings as the Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 10.03 shall be considered to impose any such duty or obligation to act on the part of the Collateral Agent and neither the Trustee nor the Collateral Agent shall be liable for any such impairment.

Section 10.04. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents and distribute the same to the Trustee who may make further distributions of such funds to the Holders according to the provisions of the Indenture.

Section 10.05. Collateral Agent.

(a) Each Holder by accepting a Note hereby (i) irrevocably appoints (and authorizes and directs the Trustee to appoint) JPMorgan Chase Bank, N.A. as Collateral Agent to act as collateral agent for the Holders under the Collateral Documents and any other relevant documents to which the Collateral Agent is a party, and (ii) irrevocably appoints JPMorgan Chase Bank, N.A. as Collateral Agent and authorizes the Collateral Agent to take such action on its behalf under the provisions of the Indenture and the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Indenture and the Collateral Documents. The Collateral Agent agrees to act as such on the express conditions contained in this Section 10.05. The provisions of this Section 10.05 are solely for the benefit of the Collateral Agent and none of the Trustee nor any of the Holders shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Article 6 and Article 7 hereof and Article Four and Article Five of the Base Indenture. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this First Supplemental Indenture and the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this First Supplemental Indenture or the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Indenture or the Collateral Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in the Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Collateral Agent may perform any of its duties under the Indenture and the Collateral Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c) None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with the Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or Affiliate of the Company, or any Officer or Related Person thereof, contained in the Indenture, or any other Security Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, the Indenture or the Collateral Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of the Indenture or the Collateral Documents, or for any failure of the Company or any other party to the Indenture or the Collateral Documents to perform its obligations hereunder or thereunder or for the value or sufficiency of any Collateral. None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Indenture or the Collateral Document or to inspect the properties, books, or records of the Company or any of its Affiliates.

(d) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Agent shall be fully justified in failing or refusing to take any action under the Indenture or the Collateral Documents unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Securities or Pari Passu Secured Parties, as may be applicable, as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability, loss and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Indenture or the Collateral Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Pari Passu Obligations, as may be applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless an Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to the Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default” and the Trustee has provided to the Collateral Agent a copy of such notice. Subject to the provisions of the Collateral Documents, the Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Six of the Base Indenture or the Holders of a majority in aggregate principal amount of the Securities (subject to this Section 10.05) or the Pari Passu Obligations, as may be applicable.

(f) The Collateral Agent may resign at any time by written notice to the Trustee and the Company, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent hereunder shall be terminated, subject to and in accordance with Section 4.15(c) of the Pledge Agreement and the other provisions of the Collateral Documents. Upon the acceptance of its appointment as successor collateral agent in accordance with the terms of the Collateral Documents, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent. After the retiring Collateral Agent’s resignation, the provisions of this Section 10.05 (and Section 703 of the Base Indenture) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under the Indenture.

(g) JPMorgan Chase Bank, N.A. shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents, agents, attorneys, custodians or nominees as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. The Collateral Agent shall not be responsible for any misconduct or negligence on the part of any co-Collateral Agent, agent, attorney, custodian or nominee appointed with due care by it hereunder.

(h) The Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is a party, whether executed on or after the Issue Date, (ii) make the representations of the Holders set forth in the Collateral Documents, (iii) bind the Holders on the terms as set forth in the Collateral Documents and (iv) perform and observe its obligations under the Collateral Documents.

(i) The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s written instructions.

(j) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine the genuineness, validity, or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to the Indenture or any Collateral Document other than pursuant to the instructions of the Trustee (acting in accordance with the terms of the Indenture) or the Holders of a majority in aggregate principal amount of the Securities or as otherwise provided in the Collateral Documents, as may be applicable, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(k) No provision of the Indenture or any Collateral Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(l) The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with the Indenture and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(m) The Collateral Agent shall not be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. The Collateral Agent shall not be liable for any indirect, special, punitive, incidental or consequential damages (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(n) The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company under the Indenture and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Security Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, the Indenture or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Notes Obligations. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of the Indenture and the Collateral Documents, or the satisfaction of any conditions precedent contained in the Indenture and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under the Indenture and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent and the Trustee shall have the right at any time to seek instructions from the Holders with respect to the administration of the Security Documents.

(o) The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of the Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under the Indenture and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(p) Upon the receipt by the Collateral Agent of a Collateral Document Order, the Collateral Agent is hereby authorized and directed to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document (in form and substance satisfactory to the Collateral Agent) to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this clause (p), and (ii) instruct the Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officer’s Certificate and, if requested, Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Securities, hereby authorize and direct the Collateral Agent to execute such Collateral Documents.

(q) Subject to the provisions of the applicable Collateral Documents, each Holder, by acceptance of the Securities, agrees that it will be bound by and will take no actions contrary to the provisions of the Collateral Documents. For the avoidance of doubt, the Collateral Agent shall have no discretion under the Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Pari Passu Obligations, as may be applicable, or the Trustee (acting in accordance with the terms of the Indenture), as applicable.

(r) The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 606 of the Base Indenture and the other provisions of the Indenture.

(s) Notwithstanding anything to the contrary in the Indenture or any other Note Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by the Indenture or the other Security Documents (including the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(t) Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 102 of the Base Indenture. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(u) Any Person into which the Collateral Agent or any successor to it as collateral agent shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent or any such successor to it shall be a party, or any Person to which the Collateral Agent or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor Collateral Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(v) The Company shall pay compensation to, reimburse expenses of and indemnify the Collateral Agent in accordance with Section 707 of the Base Indenture mutatis mutandis.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Application of First Supplemental Indenture.

Except as provided herein, each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Securities established hereby and not to any other series of Securities established under the Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this First Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 11.02. Effective Date of First Supplemental Indenture.

This First Supplemental Indenture shall be effective upon the execution and delivery hereof by each of the parties hereto.

Section 11.03. Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” signed,” “signature” and words of like import in the Indenture or in any other certificate, agreement or document related to the Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC.

Section 11.04. Governing Law.

The Indenture and the Securities shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law.

Section 11.05. Electronic or Facsimile Communication.

The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by the Company by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) subsequent to such transmission of written instructions, the Company shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the Company providing such instructions or directions. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 11.06. Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile, electronic mail or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

PG&E Corporation

77 Beale Street

San Francisco, CA 94105

Attention: Treasurer

Fax no.: (415) 973-4343 / (415) 267-7265

With a copy to (which shall not constitute notice for any purpose under the Indenture):

Hunton Andrews Kurth LLP

200 Park Avenue

52nd Floor

New York, NY 10166

Fax no.:(212) 309-1100

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 500

Los Angeles, CA 90071

Attention: Corporate Trust Administration

Fax no.: (213) 630-6298

If to the Collateral Agent:

JPMorgan Chase Bank, N.A.

CIB DMO WLO

Mail code NY1-C413, 4 CMC

Brooklyn, NY, 11245-0001

Email: ib.collateral.services@jpmchase.com

The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt is acknowledged, if faxed or sent electronically; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be electronically delivered, mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Security Register kept by the Registrar. Any notice or communication shall also be so delivered or mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, such notice or communication shall be deemed duly given, whether or not the addressee receives it.

If the Company sends a notice or communication to Holders, they shall send a copy to the Trustee and the Collateral Agent at the same time.

Notwithstanding any other provision of the Indenture or any Security, where the Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 11.07. Waiver of Jury Trial.

EACH OF THE COMPANY, THE TRUSTEE, THE HOLDERS (BY ACCEPTANCE OF THEIR NOTES) AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OF ANY SERIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

PG&E CORPORATION, as Company

By:	/s/ Margaret K. Becker
Name: Margaret K. Becker
Title: Senior Director and Treasurer

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to First Supplemental Indenture]

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Jeffrey Miller
Name: Jeffrey Miller
Title: Executive Director

[Signature Page to First Supplemental Indenture]

Exhibit A

Form of 5.000% Senior Secured Note Due 2028

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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PG&E CORPORATION

5.000% Senior Secured Note Due 2028

No. [•]	Principal Amount: $[•]
CUSIP No: [•]

PG&E CORPORATION, a corporation duly organized and existing under the laws of the State of California (herein called the “Company,” which term includes any successor Person pursuant to the applicable provisions of the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of [•] ($[•]) on July 1, 2028 (the “Maturity Date”), and to pay interest thereon from and including June 23, 2020 or, in the case of a 5.000% Senior Secured Note due 2028 issued upon the registration of transfer or exchange, from and including the most recent Interest Payment Date (as defined herein) to which interest has been paid or duly provided for, semi-annually in arrears on January 1 and July 1 of each year (each an “Interest Payment Date”) and on the Maturity Date, commencing [•], 20[•] at the rate of 5.000% per annum until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 5.000% Senior Secured Note due 2028 (this “2028 Note,” and together with all other 5.000% Senior Secured Note due 2028 (the “2028 Notes”) (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be each December 15 and June 15 immediately preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or on a Redemption Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this 2028 Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the 2028 Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Indenture and any securities exchange, if any, on which the 2028 Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Indenture.

Payments of interest on this 2028 Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this 2028 Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months and will accrue from [•], 20[•] or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any date on which interest is payable on the 2028 Notes (other than the Maturity Date) is not a Business Day, then

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payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. If the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after maturity.

Payment of principal of, premium, if any, and interest on the 2028 Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the 2028 Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the 2028 Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due on the Maturity Date or earlier redemption of such 2028 Notes shall be made at the office of the Paying Agent upon surrender of such 2028 Notes to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer to registered Holders of at least $10,000,000 in principal amount of the 2028 Notes at such place and to such account at a banking institution in the United States as such Holders may designate in writing to the Trustee at least sixteen (16) days prior to the date for payment.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS 2028 NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2028 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [•], 20[•]

PG&E CORPORATION

By:
Name:
Title:

By:
Name:
Title:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 5.000% Senior Secured Notes Due 2028 referred to in the within-mentioned Indenture.

Dated: [•], 20[•]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Title: Authorized Signatory

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[Reverse of Security]

This 2028 Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under an Indenture, dated as of June 23, 2020 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of June 23, 2020, by and among the Company, the Trustee and JPMorgan Chase Bank, N.A., as collateral agent (the “First Supplemental Indenture”, and with all additional indentures supplemental thereto, and any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of Securities thereunder and of the terms and conditions upon which Securities are, and are to be, authenticated and delivered. The acceptance of this 2028 Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. All terms used in this 2028 Note which are not defined herein shall have the meanings assigned to them in the Indenture.

1. Optional Redemption.

(a) Subject to the terms and conditions of the Indenture, on or after July 1, 2023, the Company may redeem all or a part of the 2028 Notes, on any one or more occasions, upon notice as described in Section 3.01 of the First Supplemental Indenture, at the Redemption Price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the rights of Holders of the 2028 Notes on the relevant record date to receive interest on the relevant Interest Payment Date falling prior to or on the Redemption Date), if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year	Price
2023	102.500%
2024	101.667%
2025	100.833%
2026 and thereafter	100.000%

(b) At any time after satisfaction of the Escrow Conditions and prior to July 1, 2023, the Company may redeem all or a part of the 2028 Notes, on any one or more occasions, upon notice as described under Section 3.01 of the First Supplemental Indenture, at a Redemption Price equal to 100% of the principal amount of the 2028 Notes redeemed, plus the 2028 Notes Applicable Premium as of the Redemption Date, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the rights of Holders of the 2028 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date). Calculation of the 2028 Notes Applicable Premium is the Company’s responsibility, and the Trustee shall have no duty to calculate or verify the calculation of the 2028 Notes Applicable Premium.

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(c) In addition, at any time after satisfaction of the Escrow Conditions and prior to July 1, 2023, the Company may, on any one or more occasions, use the net cash proceeds from one or more Equity Offerings to redeem, in the aggregate for all such redemptions, up to 40% of the aggregate principal amount of the 2028 Notes issued under the Indenture (including the aggregate principal amount of any additional 2028 Notes issued under the Indenture), upon notice as provided for in Section 3.01 of the First Supplemental Indenture, at a Redemption Price equal to 105.00% of the principal amount of the 2028 Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the rights of Holders of the 2028 Notes on the relevant record date to receive interest on the relevant Interest Payment Date falling prior to or on the Redemption Date), provided that:

(i) at least 60% of the aggregate principal amount of the 2028 Notes issued under the Indenture on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 180 days of the date of, and may be conditioned upon, the closing of such Equity Offering.

2. Special Mandatory Redemption. In the event that the Company provides an Escrow Redemption Notice pursuant to Section 6(c) of the Escrow Agreement on or prior to 12:00 p.m. (Pacific Time) on the Redemption Trigger Date, the Company shall redeem the 2028 Notes on the terms set forth in Section 3.05 of the First Supplemental Indenture. Except in the case of a special mandatory redemption (as further described in Section 3.05 of the First Supplemental Indenture), the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the 2028 Notes, except pursuant to Section 9.02 of the First Supplemental Indenture.

3. Notice of Redemption; Selection. Notice of redemption will be in writing and sent not less than ten (10) days nor more than sixty (60) days prior to the Redemption Date to each Holder of the 2028 Notes to be redeemed at the Holder’s registered address; provided, however, that such notice need not state the dollar amount of the Redemption Price if such dollar amount has not been determined as of the date such notice is being given to the Holders of the 2028 Notes being redeemed. If money sufficient to pay the Redemption Price of all the 2028 Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or the Trustee on or prior to the Redemption Date, from and after such Redemption Date such 2028 Notes or portions thereof shall cease to bear interest. The 2028 Notes in denominations larger than $2,000 in principal amount may be redeemed in part but only in integral multiples of $1,000. In the event of redemption of this 2028 Note in part only, a new 2028 Note of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

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4. Repurchase of Notes Upon a Change of Control Triggering Event. Upon a Change of Control Triggering Event with respect to the 2028 Notes, unless the Company has exercised its right to redeem all of the 2028 Notes in accordance with Section 3.03 of the First Supplemental Indenture, or will concurrently exercise its right to so redeem the 2028 Notes or to defease the 2028 Notes or satisfy and discharge the Indenture with respect to the 2028 Notes in accordance with Article 6 of the First Supplemental Indenture and Article Four of the Base Indenture, each Holder of 2028 Notes will have the right to require that the Company repurchase all or any part of that Holder’s 2028 Notes pursuant to a Change of Control Offer on the terms set forth in Article 4 of the First Supplemental Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in an amount equal to not less than 101% of the aggregate principal amount of 2028 Notes repurchased plus accrued and unpaid interest on the 2028 Notes repurchased to, but not including, the Repurchase Date, subject to the rights of Holders of 2028 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the Repurchase Date.

Notwithstanding any other provision of Article 4 of the First Supplemental Indenture, in the event that Holders of 2028 Notes validly tender and do not validly withdraw not less than 90% in aggregate principal amount of the outstanding 2028 Notes in a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company in accordance with Section 4.01(g) of the First Supplemental Indenture) purchase all of such 2028 Notes so tendered and not withdrawn, the Company shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all of the 2028 Notes that remain outstanding following such purchase at a Redemption Price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on such 2028 Notes, to the Redemption Date (subject to the rights of Holders of 2028 Notes on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

5. Defeasance. The Indenture contains provisions (which provisions apply to this 2028 Note) for defeasance at any time of (a) the entire indebtedness of the Company in respect of this 2028 Note and (b) certain restrictive covenants and Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

6. Remedies. If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding 2028 Notes, considered as one class, may declare the principal amount of all 2028 Notes then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount, together with any accrued and unpaid interest thereon, shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default specified Section 601(7) or Section 601(8) of the Base Indenture, the principal amount of all 2028 Notes then Outstanding, together with any accrued and unpaid interest thereon, shall automatically become due and payable immediately without any declaration or further action by the Trustee or Holders of the 2028 Notes.

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7. Supplemental Indentures. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of Outstanding Securities of each series affected by such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of 2028 Notes, on behalf of the Holders of all 2028 Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2028 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2028 Note and of any 2028 Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2028 Note.

8. Limitation on Suits. As provided in and subject to the provisions of the Indenture, the Holder of this 2028 Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such (i) Holder has previously given written notice to the Trustee that Event of Default is continuing with respect to the 2028 Notes, (ii) the Holders of at least 33% in aggregate principal amount of Outstanding 2028 Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture, (iii) such Holder or Holders have offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request and (iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding, and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding 2028 Notes. The foregoing shall not apply to any suit instituted by the Holder of this 2028 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this 2028 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this 2028 Note at the times, place and rate, and in the coin or currency, herein prescribed.

9. Registered Form, Denominations, Transfer, Exchange. The 2028 Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2028 Note is registrable in the Security Register, upon surrender of this 2028 Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this 2028 Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new 2028 Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, the 2028 Notes are exchangeable for a like aggregate principal amount of 2028 Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute or to provide for the registration of the transfer of or the exchange of (A) any 2028 Note during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the 2028 Notes called for redemption, or (B) any 2028 Note selected for redemption in whole or in part, except the unredeemed portion of any 2028 Note being redeemed in part.

Prior to due presentment of this 2028 Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this 2028 Note is registered as the owner hereof for all purposes, whether or not this 2028 Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

10. Governing Law. This 2028 Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

11. No Recourse Against Others. As provided in the Indenture, no recourse shall be had for the payment of the principal of, premium, if any, or interest with respect to this 2028 Note, or any part thereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the 2028 Notes are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this 2028 Note.

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12. Security. The 2028 Notes are secured by the Collateral on the terms of and subject to the conditions set forth in the Indenture and the Collateral Documents, subject to release or termination as provided in the Indenture and the Collateral Documents.

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ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:
Your signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit B

Form of 5.250% Senior Secured Note Due 2030

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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PG&E CORPORATION

5.250% Senior Secured Note Due 2030

No. [•]	Principal Amount: $[•]
CUSIP No: [•]

PG&E CORPORATION, a corporation duly organized and existing under the laws of the State of California (herein called the “Company,” which term includes any successor Person pursuant to the applicable provisions of the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of Five Hundred Million Dollars ($500,000,000) on July 1, 2030 (the “Maturity Date”), and to pay interest thereon from and including June 23, 2020 or, in the case of a 5.250% Senior Secured Note due 2030 issued upon the registration of transfer or exchange, from and including the most recent Interest Payment Date (as defined herein) to which interest has been paid or duly provided for, semi-annually in arrears on January 1 and July 1 of each year (each an “Interest Payment Date”) and on the Maturity Date, commencing [•], 20[•] at the rate of 5.250% per annum until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 5.250% Senior Secured Note due 2030 (this “2030 Note,” and together with all other 5.250% Senior Secured Note due 2030 (the “2030 Notes”) (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be each December 15 and June 15 immediately preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or on a Redemption Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this 2030 Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the 2030 Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Indenture and any securities exchange, if any, on which the 2030 Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Indenture.

Payments of interest on this 2030 Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this 2030 Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months and will accrue from [•], 20[•] or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any date on which interest is

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payable on the 2030 Notes (other than the Maturity Date) is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. If the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after maturity.

Payment of principal of, premium, if any, and interest on the 2030 Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the 2030 Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the 2030 Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due on the Maturity Date or earlier redemption of such 2030 Notes shall be made at the office of the Paying Agent upon surrender of such 2030 Notes to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer to registered Holders of at least $10,000,000 in principal amount of the 2030 Notes at such place and to such account at a banking institution in the United States as such Holders may designate in writing to the Trustee at least sixteen (16) days prior to the date for payment.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS 2030 NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2030 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [•], 20[•]

PG&E CORPORATION

By:
Name:
Title:

By:
Name:
Title:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 5.250% Senior Secured Notes Due 2030 referred to in the within-mentioned Indenture.

Dated: [•], 20[•]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Title: Authorized Signatory

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[Reverse of Security]

This 2030 Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under an Indenture, dated as of June 23, 2020 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of June 23, 2020, by and among the Company, the Trustee and JPMorgan Chase Bank, N.A., as collateral agent (the “First Supplemental Indenture”, and with all additional indentures supplemental thereto, and any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of Securities thereunder and of the terms and conditions upon which Securities are, and are to be, authenticated and delivered. The acceptance of this 2030 Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. All terms used in this 2030 Note which are not defined herein shall have the meanings assigned to them in the Indenture.

13. Optional Redemption.

(a) Subject to the terms and conditions of the Indenture, on or after July 1, 2025, the Company may redeem all or a part of the 2030 Notes, on any one or more occasions, upon notice as described in Section 3.01 of the First Supplemental Indenture, at the Redemption Price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the rights of Holders of the 2030 Notes on the relevant record date to receive interest on the relevant Interest Payment Date falling prior to or on the Redemption Date), if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year	Price
2025	102.625%
2026	101.750%
2027	100.875%
2028 and thereafter	100.000%

(b) At any time after satisfaction of the Escrow Conditions and prior to July 1, 2025, the Company may redeem all or a part of the 2030 Notes, on any one or more occasions, upon notice as described under Section 3.01 of the First Supplemental Indenture, at a Redemption Price equal to 100% of the principal amount of the 2030 Notes redeemed, plus the 2030 Notes Applicable Premium as of the Redemption Date, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the rights of Holders of the 2030 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date). Calculation of the 2030 Notes Applicable Premium is the Company’s responsibility, and the Trustee shall have no duty to calculate or verify the calculation of the 2030 Notes Applicable Premium.

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(c) In addition, at any time after satisfaction of the Escrow Conditions and prior to July 1, 2023, the Company may, on any one or more occasions, use the net cash proceeds from one or more Equity Offerings to redeem, in the aggregate for all such redemptions, up to 40% of the aggregate principal amount of the 2030 Notes issued under the Indenture (including the aggregate principal amount of any additional 2030 Notes issued under the Indenture), upon notice as provided for in Section 3.01 of the First Supplemental Indenture, at a Redemption Price equal to 105.25% of the principal amount of the 2030 Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the rights of Holders of the 2030 Notes on the relevant record date to receive interest on the relevant Interest Payment Date falling prior to or on the Redemption Date), provided that:

(i) at least 60% of the aggregate principal amount of the 2030 Notes issued under the Indenture on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 180 days of the date of, and may be conditioned upon, the closing of such Equity Offering.

14. Special Mandatory Redemption. In the event that the Company provides an Escrow Redemption Notice pursuant to Section 6(c) of the Escrow Agreement on or prior to 12:00 p.m. (Pacific Time) on the Redemption Trigger Date, the Company shall redeem the 2030 Notes on the terms set forth in Section 3.05 of the First Supplemental Indenture. Except in the case of a special mandatory redemption (as further described in Section 3.05 of the First Supplemental Indenture), the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the 2030 Notes, except pursuant to Section 9.02 of the First Supplemental Indenture.

15. Notice of Redemption; Selection. Notice of redemption will be in writing and sent not less than ten (10) days nor more than sixty (60) days prior to the Redemption Date to each Holder of the 2030 Notes to be redeemed at the Holder’s registered address; provided, however, that such notice need not state the dollar amount of the Redemption Price if such dollar amount has not been determined as of the date such notice is being given to the Holders of the 2030 Notes being redeemed. If money sufficient to pay the Redemption Price of all the 2030 Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or the Trustee on or prior to the Redemption Date, from and after such Redemption Date such 2030 Notes or portions thereof shall cease to bear interest. The 2030 Notes in denominations larger than $2,000 in principal amount may be redeemed in part but only in integral multiples of $1,000. In the event of redemption of this 2030 Note in part only, a new 2030 Note of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

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16. Repurchase of Notes Upon a Change of Control Triggering Event. Upon a Change of Control Triggering Event with respect to the 2030 Notes, unless the Company has exercised its right to redeem all of the 2030 Notes in accordance with Section 3.03 of the First Supplemental Indenture, or will concurrently exercise its right to so redeem the 2030 Notes or to defease the 2030 Notes or satisfy and discharge the Indenture with respect to the 2030 Notes in accordance with Article 6 of the First Supplemental Indenture and Article Four of the Base Indenture, each Holder of 2030 Notes will have the right to require that the Company repurchase all or any part of that Holder’s 2030 Notes pursuant to a Change of Control Offer on the terms set forth in Article 4 of the First Supplemental Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in an amount equal to not less than 101% of the aggregate principal amount of 2030 Notes repurchased plus accrued and unpaid interest on the 2030 Notes repurchased to, but not including, the Repurchase Date, subject to the rights of Holders of 2030 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the Repurchase Date.

Notwithstanding any other provision of Article 4 of the First Supplemental Indenture, in the event that Holders of 2030 Notes validly tender and do not validly withdraw not less than 90% in aggregate principal amount of the outstanding 2030 Notes in a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company in accordance with Section 4.01(g) of the First Supplemental Indenture) purchase all of such 2030 Notes so tendered and not withdrawn, the Company shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all of the 2030 Notes that remain outstanding following such purchase at a Redemption Price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on such 2030 Notes, to the Redemption Date (subject to the rights of Holders of 2030 Notes on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

17. Defeasance. The Indenture contains provisions (which provisions apply to this 2030 Note) for defeasance at any time of (a) the entire indebtedness of the Company in respect of this 2030 Note and (b) certain restrictive covenants and Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

18. Remedies. If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding 2030 Notes, considered as one class, may declare the principal amount of all 2030 Notes then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount, together with any accrued and unpaid interest thereon, shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default specified Section 601(7) or Section 601(8) of the Base Indenture, the principal amount of all 2030 Notes then Outstanding, together with any accrued and unpaid interest thereon, shall automatically become due and payable immediately without any declaration or further action by the Trustee or Holders of the 2030 Notes.

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19. Supplemental Indentures. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of Outstanding Securities of each series affected by such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of 2030 Notes, on behalf of the Holders of all 2030 Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2030 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2030 Note and of any 2030 Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2030 Note.

20. Limitation on Suits. As provided in and subject to the provisions of the Indenture, the Holder of this 2030 Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such (i) Holder has previously given written notice to the Trustee that Event of Default is continuing with respect to the 2030 Notes, (ii) the Holders of at least 33% in aggregate principal amount of Outstanding 2030 Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture, (iii) such Holder or Holders have offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request and (iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding, and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding 2030 Notes. The foregoing shall not apply to any suit instituted by the Holder of this 2030 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this 2030 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this 2030 Note at the times, place and rate, and in the coin or currency, herein prescribed.

21. Registered Form, Denominations, Transfer, Exchange. The 2030 Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2030 Note is registrable in the Security Register, upon surrender of this 2030 Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this 2030 Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new 2030 Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, the 2030 Notes are exchangeable for a like aggregate principal amount of 2030 Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute or to provide for the registration of the transfer of or the exchange of (A) any 2030 Note during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the 2030 Notes called for redemption, or (B) any 2030 Note selected for redemption in whole or in part, except the unredeemed portion of any 2030 Note being redeemed in part.

Prior to due presentment of this 2030 Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this 2030 Note is registered as the owner hereof for all purposes, whether or not this 2030 Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

22. Governing Law. This 2030 Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

23. No Recourse Against Others. As provided in the Indenture, no recourse shall be had for the payment of the principal of, premium, if any, or interest with respect to this 2030 Note, or any part thereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the 2030 Notes are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this 2030 Note.

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24. Security. The 2030 Notes are secured by the Collateral on the terms of and subject to the conditions set forth in the Indenture and the Collateral Documents, subject to release or termination as provided in the Indenture and the Collateral Documents.

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ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:
Your signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit C

Form of Special Redemption Notice

TO THE HOLDERS OF [                ] SENIOR SECURED NOTES DUE [     ]

PG&E CORPORATION

CUSIP No. [                ]

NOTICE IS HEREBY GIVEN that PG&E Corporation, a California corporation (the “Issuer”), pursuant to the Indenture, dated as of June 23, 2020 (the “Base Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) dated June 23, 2020 among the Issuer, the Trustee and JPMorgan Chase Bank, N.A., as the collateral agent (the “Collateral Agent”), will redeem all of its outstanding [    ] Senior Secured Notes due [    ] (CUSIP No. [                ]) (the “Notes”) on [___________], 2020 (the “Special Redemption Date”) pursuant to Section 3.05(b) of the First Supplemental Indenture. The redemption price for each Note will be $1,010 per $1,000 principal amount thereof, plus accrued and unpaid interest thereon from June 23, 2020 to, but excluding, the Special Redemption Date (the “Special Redemption Price”). Capitalized terms used herein (but otherwise not defined) shall have such meanings as set forth in the Indenture.

Unless the Issuer defaults in payment of the Special Redemption Price, interest on the Notes called for redemption shall cease to accrue on and after the Special Redemption Date.

In order to receive the redemption payment, the Notes called for redemption must be surrendered for payment at the following location of The Bank of New York Mellon Trust Company, N.A., the Trustee and Paying Agent. Notes to be redeemed must be surrendered for payment: (a) in book-entry form by transferring the Notes to be redeemed to the Trustee’s account at The Depositary Trust Company (“DTC”) in accordance with DTC’s procedures; or (b) by delivering the Notes to be redeemed to the Trustee at:

The Bank of New York Mellon Trust Company, N.A.

Attention:
Fax no.:

The method of delivery of the Notes is at the election and risk of the Holder. If delivered by mail, certified or registered mail, properly insured, is recommended. No representation is being made as to the correctness of the CUSIP numbers either as printed on the Notes or as contained in this notice. Holders should rely only on the other identification numbers printed on the Notes.

IMPORTANT NOTICE

For Holders of Notes who have not established an exemption, payments made upon the redemption of the Notes may be subject to U.S. federal withholding of 24% of the payments to be made, as and to the extent required by the provisions of the U.S. Internal Revenue Code. If Holders have not otherwise established an exemption from such withholding, then to do so, Holders of Notes should submit a completed and signed Internal Revenue Service Form W-9 (or applicable Form W-8) when surrendering their Notes for payment. Date: [         ], 20[_] By: PG&E Corporation

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